UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard
North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 19, 2014, The ExOne Company (the “Company”) issued a press release announcing the planned opening of a new combined Production Service Center (“PSC”) and Machine Sales Center in the Lombardy region of Italy on or about August 1, 2014. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of The ExOne Company dated June 19, 2014 announcing the opening of a combined Production Service Center (“PSC”) and Machine Sales Center in Italy.

The information in this Current Report on Form 8-K related to Item 8.01, including Exhibit 99.1 furnished herewith, is being furnished to the SEC pursuant to Item 8.01 of Form 8-K and is not deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18. In addition, such information is not to be incorporated by reference into any registration statement of The ExOne Company or other filings made pursuant to the Exchange Act or the Securities Act, unless specifically identified as being incorporated therein by reference.

The furnishing of particular information in this Current Report, including Exhibit 99.1 furnished herewith, pursuant to Item 8.01 of Form 8-K is not intended to, and does not, constitute a determination or admission by The ExOne Company, as to the materiality or completeness of any such information that is required to be disclosed solely by Regulation FD of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ Brian W. Smith
Brian W. Smith
Chief Financial Officer

Dated: June 24, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The ExOne Company dated June 19, 2014 announcing the opening of a combined Production Service Center (“PSC”) and Machine Sales Center in Italy.